Allegion (NYSE: ALLE) Reports Q2-2023 Financial Results
Electronics growth, margin expansion and increased cash flow lead to strong second-quarter performance; Company raises full-year 2023 EPS outlook

Quarterly Financial Highlights
(All comparisons against the second quarter of 2022, unless otherwise noted)
•Net earnings per share (EPS) of $1.61, compared with $1.30; Adjusted EPS of $1.76, up 23.1% compared with $1.43
•Revenues of $912.5 million, up 18.0% on a reported basis and up 5.6% on an organic basis
•Operating margin of 20.2%, compared with 19.0%; Adjusted operating margin of 22.2%, up 130 basis points compared with 20.9%
•Americas electronics growth of approximately 40%

Full-Year Outlook Highlights
•Raising full-year 2023 EPS outlook to a range of $6.10 to $6.20 and adjusted EPS outlook to a range of $6.70 to $6.80 (+11.9% to +13.5%)
•Raising full-year 2023 available cash flow to a range of $500 to $520 million
•Tightening full-year 2023 reported revenue growth outlook to 11.5% to 12.5% and full-year 2023 organic revenue growth outlook to 5.5% to 6.5%

DUBLIN (July 26, 2023) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its second quarter (ended June 30, 2023).

“Allegion delivered another quarter of outstanding operational performance, margin expansion and increased cash flow,” said President and CEO John H. Stone. “Q2 revenue growth was fueled by electronics, as we continue to shape the transformation taking place in our industry with our vision of enabling seamless access and a safer world.

“On July 5, we passed the one-year milestone of acquiring Stanley Access Technologies. Our teams have integrated very well together, taking good care of our customers while delivering on the business plan. This acquisition is accretive to adjusted EPS in its first year.

“As we think about the second half of the year, we expect end markets will be stable with continued strong demand for our electronic solutions. We are raising Allegion’s full-year EPS guidance. I’m confident in our outlook and very proud of the Allegion team.”

Company Results
(All comparisons against the second quarter of 2022, unless otherwise noted)
Allegion reported second-quarter 2023 net revenues of $912.5 million and net earnings of $142.0 million, or $1.61 per share. Excluding charges related to restructuring, acquisition and integration costs, as well as amortization expense related to acquired intangible assets, adjusted net earnings were $155.4 million, or $1.76 per share, up 23.1%.

Second-quarter 2023 net revenues increased 18.0%. Excluding impacts of acquisitions, divestitures and foreign currency movements, net revenues increased 5.6% on an organic basis. This organic revenue increase was driven by price realization, along with strong growth in electronics offsetting lower volumes experienced in the mechanical portfolio. Foreign currency exchange rate impact was relatively flat.

Second-quarter 2023 operating income was $184.6 million, an increase of $37.5 million or 25.5%. Adjusted operating income in second-quarter 2023 was $202.6 million, an increase of $41.1 million or 25.4%.

Second-quarter 2023 operating margin was 20.2%, compared with 19.0%. The adjusted operating margin in second-quarter 2023 was 22.2%, compared with 20.9%. The 130-basis-point increase in adjusted operating margin is attributable to positive price and productivity net of inflation and investments. These increases were partially offset by lower volumes, as well as the dilutive impact of the Access Technologies acquisition.

Segment Results
(All comparisons against the second quarter of 2022, unless otherwise noted)
The Americas segment revenues increased 23.8% (up 7.7% on an organic basis). The organic increase was driven by price realization across all businesses. The Access Technologies acquisition contributed $96.1 million or more than 16% to total Americas growth. The non-residential and residential businesses both grew high-single digit percent, showcasing strength in electronics volume partially offset by lower mechanical volume, as customers adjust their ordering patterns to the company’s reduced lead times due to its improved supply chain and operational execution.

The International segment revenues were down 1.0% on an organic basis. Strength in electronics and software solutions, as well as positive price realization, were more than offset by soft end markets, especially in the Global Portable Security business. The reported revenue reflects a slight positive impact from foreign currency.

Additional Items
(All comparisons against the second quarter of 2022, unless otherwise noted)
Interest expense for second-quarter 2023 was $23.7 million, an increase of $6.5 million. This was driven by increased debt from the Access Technologies acquisition along with an increase in variable interest rates. Interest expense in the prior year included $4.3 million of debt financing fees related to the Access Technologies acquisition, which was excluded from adjusted EPS.

Other income net for second-quarter 2023 was $1.6 million, compared to other income net of $3.4 million.

The company’s effective tax rate for second-quarter 2023 was 12.6%, compared with 13.6%. The company’s adjusted effective tax rate for second-quarter 2023 was 13.9%, compared with 14.7%.

Cash Flow and Liquidity
Year-to-date available cash flow for 2023 was $190.1 million, an increase of $105.6 million versus the prior-year period. The year-over-year increase in available cash flow is due to increased year-to-date net earnings and lower cash used for net working capital, partially offset by higher capital expenditures. The company ended second-quarter 2023 with cash and cash equivalents of $322.6 million, as well as total debt of $2,059.3 million. The company repaid $60.0 million of borrowings on its revolving credit facility during the second quarter of 2023 and ended the period with a balance of $39.0 million outstanding on the facility, which it repaid in July 2023.

During second-quarter 2023, the company repurchased approximately 0.2 million shares for $19.9 million under its previously authorized share repurchase program.

Updated Full-Year Outlook
The company is tightening its full-year 2023 revenue growth outlook and expects it to be 11.5% to 12.5%, while also updating its organic revenue growth outlook and expects it to be 5.5% to 6.5%, excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

The company is increasing its full-year 2023 reported EPS outlook and expects it to be in the $6.10 to $6.20 range, with adjusted EPS expected to be between $6.70 to $6.80.

Adjustments to 2023 EPS include estimated impacts of approximately $0.40 per share for acquisition-related amortization, as well as $0.20 per share for restructuring, M&A and amortization expense related to acquired backlog (approximately $9 million pre-tax).

The outlook assumes a headwind of approximately $0.29 for interest and other income, a full-year adjusted effective tax rate of approximately 15% to 15.5% and an average diluted share count for the full year of approximately 88.3 million shares.

The company increases expectations for full-year 2023 available cash flow to approximately $500 to $520 million.

Conference Call Information
On Wednesday, July 26, 2023, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

###

About Allegion
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $3.3 billion in revenue in 2022, and its security products are sold around the world.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF”, a non-GAAP measure). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the heading “Updated Full Year Outlook,” and statements regarding the company's 2023 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Net revenues	$912.5	$773.1	$1,835.5	$1,496.7
Cost of goods sold	510.6	458.1	1,042.6	893.0
Gross profit	401.9	315.0	792.9	603.7

Selling and administrative expenses	217.3	167.9	437.3	339.6
Operating income	184.6	147.1	355.6	264.1

Interest expense	23.7	17.2	47.3	29.1
Other income, net	(1.6)	(3.4)	(1.9)	(5.6)
Earnings before income taxes	162.5	133.3	310.2	240.6

Provision for income taxes	20.5	18.1	44.6	32.3
Net earnings	142.0	115.2	265.6	208.3

Less: Net earnings attributable to noncontrolling interests	—	0.1	0.1	0.2

Net earnings attributable to Allegion plc	$142.0	$115.1	$265.5	$208.1

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.62	$1.31	$3.02	$2.36

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.61	$1.30	$3.01	$2.35

Shares outstanding - basic	87.9	87.9	88.0	88.0
Shares outstanding - diluted	88.3	88.2	88.3	88.4

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$322.6	$288.0
Accounts and notes receivables, net	423.2	395.6
Inventories	483.1	479.0
Other current assets	46.3	48.5
Assets held for sale	—	3.5
Total current assets	1,275.2	1,214.6
Property, plant and equipment, net	329.1	308.7
Goodwill	1,439.1	1,413.1
Intangible assets, net	603.6	608.9
Other noncurrent assets	516.8	445.9
Total assets	$4,163.8	$3,991.2

LIABILITIES AND EQUITY
Accounts payable	$265.2	$280.7
Accrued expenses and other current liabilities	383.0	410.3
Short-term borrowings and current maturities of long-term debt	12.6	12.6
Total current liabilities	660.8	703.6
Long-term debt	2,046.7	2,081.9
Other noncurrent liabilities	315.8	261.2
Equity	1,140.5	944.5
Total liabilities and equity	$4,163.8	$3,991.2

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Six months ended June 30,
	2023	2022
Operating Activities
Net earnings	$265.6	$208.3
Depreciation and amortization	55.5	40.1
Changes in assets and liabilities and other non-cash items	(91.0)	(139.3)
Net cash provided by operating activities	230.1	109.1

Investing Activities
Capital expenditures	(40.0)	(24.6)
Acquisition of businesses, net of cash acquired	(28.6)	—
Other investing activities, net	7.4	0.7
Net cash used in investing activities	(61.2)	(23.9)

Financing Activities
Net proceeds from (repayments of) debt	(36.3)	593.7
Debt financing costs	—	(9.1)
Dividends paid to ordinary shareholders	(79.3)	(71.5)
Repurchase of ordinary shares	(19.9)	(61.0)
Other financing activities, net	(2.9)	(3.7)
Net cash (used in) provided by financing activities	(138.4)	448.4

Effect of exchange rate changes on cash and cash equivalents	4.1	(11.9)
Net increase in cash and cash equivalents	34.6	521.7
Cash and cash equivalents - beginning of period	288.0	397.9
Cash and cash equivalents - end of period	$322.6	$919.6

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

Due to a reporting change effective January 1, 2023, results for the Company's Global Portable Security brands (inclusive of the AXA, Kryptonite and Trelock businesses) are now fully reflected within the Allegion International segment. Accordingly, the summary of Net revenues and Operating income (loss) by reportable segment as presented below for the three and six months ended June 30, 2022, has been recast to conform with the current year presentation.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net revenues
Allegion Americas	$727.2	$587.3	$1,468.1	$1,109.2
Allegion International	185.3	185.8	367.4	387.5
Total net revenues	$912.5	$773.1	$1,835.5	$1,496.7

Operating income (loss)
Allegion Americas	$195.4	$153.3	$382.0	$275.9
Allegion International	13.9	11.7	24.5	32.6
Corporate unallocated	(24.7)	(17.9)	(50.9)	(44.4)
Total operating income	$184.6	$147.1	$355.6	$264.1

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures), and available cash flow ("ACF", a non-GAAP measure). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended June 30, 2023				Three months ended June 30, 2022
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$912.5	$—		$912.5	$773.1	$—		$773.1

Operating income	184.6	18.0	(1)	202.6	147.1	14.4	(1)	161.5
Operating margin	20.2%			22.2%	19.0%			20.9%

Earnings before income taxes	162.5	18.0	(2)	180.5	133.3	14.7	(2)	148.0
Provision for income taxes	20.5	4.6	(3)	25.1	18.1	3.7	(3)	21.8
Effective income tax rate	12.6%			13.9%	13.6%			14.7%
Net earnings	142.0	13.4		155.4	115.2	11.0		126.2

Noncontrolling interests	—	—		—	0.1	—		0.1

Net earnings attributable to Allegion plc	$142.0	$13.4		$155.4	$115.1	$11.0		$126.1

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.61	$0.15		$1.76	$1.30	$0.13		$1.43

(1)Adjustments to operating income for the three months ended June 30, 2023, consist of $4.3 million of restructuring charges and acquisition and integration expenses and $13.7 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended June 30, 2022, consist of $7.8 million of restructuring charges and acquisition and integration expenses and $6.6 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended June 30, 2023 consist of the adjustments to operating income discussed above. Adjustments to operating income for the three months ended June 30, 2022, consist of the adjustments to operating income discussed above, as well as $4.0 million in non-operating investment gains and $4.3 million of debt financing costs.
(3)Adjustments to the provision for income taxes for the three months ended June 30, 2023 and 2022, consist of $4.6 million and $3.7 million, respectively, of tax expense related to the excluded items discussed above.

	Six months ended June 30, 2023				Six months ended June 30, 2022
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,835.5	$—		$1,835.5	$1,496.7	$—		$1,496.7

Operating income	355.6	39.4	(1)	395.0	264.1	26.8	(1)	290.9
Operating margin	19.4%			21.5%	17.6%			19.4%

Earnings before income taxes	310.2	39.4	(2)	349.6	240.6	25.1	(2)	265.7
Provision for income taxes	44.6	10.0	(3)	54.6	32.3	6.7	(3)	39.0
Effective income tax rate	14.4%			15.6%	13.4%			14.7%
Net earnings	265.6	29.4		295.0	208.3	18.4		226.7

Noncontrolling interests	0.1	0.1		0.2	0.2	—		0.2

Net earnings attributable to Allegion plc	$265.5	$29.3		$294.8	$208.1	$18.4		$226.5

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$3.01	$0.33		$3.34	$2.35	$0.21		$2.56

(1)Adjustments to operating income for the six months ended June 30, 2023, consist of $11.6 million of restructuring charges and acquisition and integration expenses and $27.8 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the six months ended June 30, 2022, consist of $13.3 million of restructuring charges and acquisition and integration expenses and $13.5 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the six months ended June 30, 2023, consist of the adjustments to operating income discussed above. Adjustments to operating income for the six months ended June 30, 2022, consist of the adjustments to operating income discussed above, as well as $6.0 million in non-operating investment gains and $4.3 million of debt financing costs.
(3)Adjustments to the provision for income taxes for the six months ended June 30, 2023 and 2022, consist of $10.0 million and $6.7 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended June 30, 2023		Three months ended June 30, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$727.2		$587.3

Operating income (GAAP)	$195.4	26.9%	$153.3	26.1%
Acquisition and integration costs	2.1	0.3%	—	—%
Amortization of acquired intangible assets	8.4	1.1%	1.6	0.3%
Adjusted operating income	205.9	28.3%	154.9	26.4%
Depreciation and amortization of nonacquired intangible assets	8.2	1.1%	7.3	1.2%
Adjusted EBITDA	$214.1	29.4%	$162.2	27.6%

Allegion International
Net revenues (GAAP)	$185.3		$185.8

Operating income (GAAP)	$13.9	7.5%	$11.7	6.3%
Restructuring charges	1.5	0.8%	3.8	2.0%
Acquisition and integration costs	0.2	0.1%	—	—%
Amortization of acquired intangible assets	5.3	2.9%	5.0	2.7%
Adjusted operating income	20.9	11.3%	20.5	11.0%
Depreciation and amortization of nonacquired intangible assets	4.4	2.4%	4.3	2.3%
Adjusted EBITDA	$25.3	13.7%	$24.8	13.3%

Corporate
Operating loss (GAAP)	$(24.7)		$(17.9)
Acquisition and integration costs	0.5		4.0
Adjusted operating loss	(24.2)		(13.9)
Depreciation and amortization of nonacquired intangible assets	0.2		0.8
Adjusted EBITDA	$(24.0)		$(13.1)

Total
Net revenues	$912.5		$773.1

Adjusted operating income	$202.6	22.2%	$161.5	20.9%
Depreciation and amortization of nonacquired intangible assets	12.8	1.4%	12.4	1.6%
Adjusted EBITDA	$215.4	23.6%	$173.9	22.5%

	Six months ended June 30, 2023		Six months ended June 30, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$1,468.1		$1,109.2

Operating income (GAAP)	$382.0	26.0%	$275.9	24.9%
Acquisition and integration costs	5.2	0.4%	—	—%
Amortization of acquired intangible assets	16.8	1.1%	3.3	0.3%
Adjusted operating income	404.0	27.5%	279.2	25.2%
Depreciation and amortization of nonacquired intangible assets	16.4	1.1%	14.5	1.3%
Adjusted EBITDA	$420.4	28.6%	$293.7	26.5%

Allegion International
Net revenues (GAAP)	$367.4		$387.5

Operating income (GAAP)	$24.5	6.7%	$32.6	8.4%
Restructuring charges	4.7	1.3%	4.5	1.1%
Acquisition and integration costs	0.4	0.1%	0.1	—%
Amortization of acquired intangible assets	11.0	3.0%	10.2	2.6%
Adjusted operating income	40.6	11.1%	47.4	12.2%
Depreciation and amortization of nonacquired intangible assets	9.1	2.4%	8.8	2.3%
Adjusted EBITDA	$49.7	13.5%	$56.2	14.5%

Corporate
Operating loss (GAAP)	$(50.9)		$(44.4)
Acquisition and integration costs	1.3		8.7
Adjusted operating loss	(49.6)		(35.7)
Depreciation and amortization of nonacquired intangible assets	0.9		1.6
Adjusted EBITDA	$(48.7)		$(34.1)

Total
Net revenues	$1,835.5		$1,496.7

Adjusted operating income	$395.0	21.5%	$290.9	19.4%
Depreciation and amortization of nonacquired intangible assets	26.4	1.5%	24.9	1.7%
Adjusted EBITDA	$421.4	23.0%	$315.8	21.1%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Six months ended June 30,
	2023	2022
Net cash provided by operating activities	$230.1	$109.1
Capital expenditures	(40.0)	(24.6)
Available cash flow	$190.1	$84.5

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net earnings (GAAP)	$142.0	$115.2	$265.6	$208.3
Provision for income taxes	20.5	18.1	44.6	32.3
Interest expense	23.7	17.2	47.3	29.1
Amortization of acquired intangible assets	13.7	6.6	27.8	13.4
Depreciation and amortization of nonacquired intangible assets	12.8	12.4	26.4	25.0
EBITDA	212.7	169.5	411.7	308.1

Other income, net	(1.6)	(3.4)	(1.9)	(5.6)
Acquisition and integration costs and restructuring charges	4.3	7.8	11.6	13.3
Adjusted EBITDA	$215.4	$173.9	$421.4	$315.8

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Allegion Americas
Revenue growth (GAAP)	23.8%	8.2%	32.4%	7.0%
Acquisitions	(16.4)%	—%	(18.0)%	—%
Currency translation effects	0.3%	0.2%	0.3%	0.1%
Organic growth (non-GAAP)	7.7%	8.4%	14.7%	7.1%

Allegion International
Revenue growth (GAAP)	(0.3)%	(9.0)%	(5.2)%	(4.1)%
Acquisitions and divestitures	(0.1)%	(0.5)%	0.2%	0.1%
Currency translation effects	(0.6)%	10.5%	2.0%	8.6%
Organic growth (non-GAAP)	(1.0)%	1.0%	(3.0)%	4.6%

Total
Revenue growth (GAAP)	18.0%	3.5%	22.6%	3.9%
Acquisitions and divestitures	(12.5)%	(0.1)%	(13.2)%	—%
Currency translation effects	0.1%	3.0%	0.8%	2.5%
Organic growth (non-GAAP)	5.6%	6.4%	10.2%	6.4%